PROSPECTUS and				PRICING SUPPLEMENT NO. 5
PROSPECTUS SUPPLEMENT, each		effective at 12:30 PM ET
Dated October 19, 2000			Dated 5 December 2000
CUSIP: 24422EMV8				Commission File No.: 333-39012
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,700,000,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES D
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				8 December 2000

Maturity Date:					9 December 2002

Principal Amount:					$110,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 18 Basis Points

Initial Interest Determination Date:	6 December 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 9th
                                          Mar, Jun, Sep, Dec
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 9th
                                          Mar, Jun, Sep, Dec
							(or next business day)

Redemption Provisions:				None

Credit Suisse First Boston,
As Agent, has offered the
Senior Notes for sale at a
price of 100% of the aggregate
principal amount of the Senior
Notes.


Credit Suisse First Boston